Exhibit 10.3

CERTAIN INFORMATION, IDENTIFIED BY [*****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

EIGHTH AMENDMENT TO LOAN ORIGINATION AGREEMENT

THIS EIGHTH AMENDMENT TO LOAN ORIGINATION AGREEMENT (this “Amendment”) is made as of the 30 th day of September, 2019 by and between GreenSky, LLC (f/k/a GreenSky Trade Credit, LLC), a Georgia limited liability company (“Servicer”), and Synovus Bank, a Georgia state-chartered bank (“Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Origination Agreement (as defined herein).
WITNESSETH:
WHEREAS, Lender and Servicer have previously entered into that certain Loan Origination Agreement dated as of August 4, 2015 (the “Origination Agreement”);
WHEREAS, Lender and Servicer desire to amend the Origination Agreement as set forth herein;
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Servicer hereby agree as follows:

1.	The Origination Agreement is hereby amended as follows:
a.    Section 6.01 of the Origination Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
“Section 6.01    Term. This Origination Agreement shall commence as of the Effective Date and shall continue until the earlier of (a) September 30, 2020, provided that such date shall be extended automatically for additional one year periods without further action by the Parties, unless not less than 90 days prior to the expiration date then in effect either party gives the other party written notice of nonrenewal; (b) the termination of the Servicing Agreement; or (c) the date this Origination Agreement may otherwise be terminated by a party hereto pursuant to the terms hereof (such period of time, the “Term”).”
b.    Section 6.05 of the Origination Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
“Section 6.05    Regulatory Termination Event. Lender may terminate this Origination Agreement and its obligations hereunder, either in whole or with respect to one or more Program Agreements as elected by Lender, upon sixty (60) days prior written notice to Servicer (or less if required by the applicable Governmental Authority) if Lender receives written notification from a Governmental Authority indicating that this Agreement, or any of the transactions contemplated hereby, breaches, violates, contravenes or conflicts with any Law, Order, or Permit (or any interpretation thereof by such Governmental Authority) in any material respect including, but not limited to, any determination by such Governmental Authority that this Agreement and the transactions contemplated hereby violate or exceed any applicable legal lending limit to which the Lender is subject (a “Regulatory Termination Event”), subject to the right of Servicer (to the extent such breach, violation, contravention or conflict arises by reason of actions taken (or omitted to be taken) by the Servicer hereunder or otherwise by reason of the operations, financial condition, reputation or creditworthiness of the Servicer) to cure such breach, violation, contravention or conflict within such sixty days (if such cure period is permitted by such Governmental Authority). In the event of a termination by reason of a Regulatory Termination Event, Lender shall continue to be obligated to (i) originate all unfunded Loans that conform to the Credit Policy that have been previously approved as of the day prior to the termination date set forth in the notice of the Regulatory Termination Event until such time as all such Loans have been originated and (ii) pay Servicer the Performance Fee and Servicing Fee, less any commercially reasonable fees of the Successor Servicer in accordance with Section 4.02 of the Servicing Agreement (which Successor Servicer may be the Lender itself, in which case an amount equal to what would be considered commercially reasonable servicing fees will be deducted from the Performance Fee and Servicing Fee paid to Servicer) with respect to Loans originated under this Origination Agreement prior to the termination hereof until such Loans have been repaid (provided Servicer does not exercise its Optional Purchase right) unless, in either case, the applicable Governmental Authority prohibits or restricts Lender from continuing to take such actions or making such payments. Notwithstanding any provision hereof in the Servicing Agreement, the Lender shall not be liable for any general, direct, indirect, ordinary, special, consequential or other damages of any kind or nature incurred or sustained by the Servicer or otherwise arising out of the termination of this Agreement of the Servicing Agreement by reason of the termination of this Agreement pursuant to this Section 6.05.”

c.    The Origination Agreement is hereby amended by inserting a new Section 6.06 which shall read in its entirety as follows:

“[*****]”
d.     The Origination Agreement is hereby amended by re-numbering existing Section 6.06 of the Origination Agreement as Section 6.07.
2.    Except as expressly amended hereby, the Origination Agreement shall remain in full force and effect.
3.    This Amendment may be executed and delivered by Lender and Servicer in facsimile or PDF format and in any number of separate counterparts, all of which, when delivered, shall together constitute one and the same document.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SERVICER:

GREENSKY, LLC

By:     /s/ Timothy D. Kaliban
(Signature)

Name:    Timothy D. Kaliban
(Print Name)

Title:    President

LENDER:

SYNOVUS BANK

By:     /s/ Christopher Pyle
(Signature)

Name:    Christopher Pyle
(Print Name)

Title:    Group Executive